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                                                                    EXHIBIT 10.9

                                  NORTHRIM BANK
                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                           DEFERRED COMPENSATION PLAN
                        Effective as of February 01, 2002
                                   [Plan 001]

RECITALS:

A. This Northrim Bank Supplemental Executive Retirement Deferred Compensation Plan (the Plan) is adopted by Northrim Bank (the Employer) for a limited number of its executive employees.

B. It is the desire of the Northrim Bank (the Employer) to provide to certain executive employees (the Employees) a supplemental executive retirement fund so that upon certain conditions, there will be funds available to them on their respective retirement.

C.       This NORTHRIM SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN (the
         Plan) is adopted by the Northrim Bank (the Employer) for such Employees to provide termination of employment and related retirement benefits taxable pursuant to IRC Section 451.

D. It is anticipated that once this Plan is approved, contributions will be made to the Participant Account(s) for their respective benefit.

E. The Plan is intended to be an unfunded defined contribution non-qualified deferred compensation plan maintained by the Employer for the sole benefit of executive employees for the purpose of providing for retirement or deferred compensation benefits. All Participants are considered by the Employer to be in the upper level of "management."

F. The Plan is intended to be a top-hat plan [a/k/a "supplemental executive retirement plan], i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees, under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA). All provisions of this Plan shall be interpreted consistent with that intent.

G. It is the intent of the Employer and the Participant's, that until distributed, a Participant's Account shall at all times remain unfunded and unvested, and subject to the general creditors of the Employer.

Accordingly, the following Plan is adopted.

1.       DEFINITIONS.

         a. BENEFICIARY means any person or person designated in accordance with the provisions of Section 6 of the Plan.

         b. CODE or IRC shall mean the Internal Revenue Code of 1986 and the regulations there under, as amended from time to time.

         c. EFFECTIVE DATE means the effective date of the Plan, which shall be February 01, 2002.

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         d.       EMPLOYER means Northrim Bank, an Alaska corporation and its successors and assigns or any other corporation or business organization that assumes the Employer's obligations hereunder.

         e. FINANCIAL HARDSHIP shall mean (i) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in IRC ss.152(a)) of the Participant; (ii) loss of the Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer.

         f.       NORMAL AGE OF RETIREMENT shall mean the age referenced in
                  Section 3 below.

         g. PARTICIPANT means any Employee so designated in accordance with the provisions of Section II who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

         h. PARTICIPANT ACCOUNT shall mean then current balance (as adjusted pursuant to the terms of this Plan) of the funds that are set aside by the Employer for the Participant pursuant to the Plan, and shall include contribution credits and deemed income, gains, and losses (to the extent realized as determined by the Employer, in its discretion) and credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference. Until distributed, a Participant's Account shall at all times remain unfunded and unvested, and subject to the general creditors of the Employer.

         i. PLAN means this NORTHRIM BANK SUPPLEMENTAL EXECUTIVE RETIREMENT DEFERRED COMPENSATION PLAN, as amended from time to time.

2.       ELIGIBILITY AND PARTICIPATION.

         a. REQUIREMENTS. The following conditions must be met before an Employee may participate in the Plan:

                  i. An Employee must be at all times a member of a select group of executive management or highly compensated employees.

                  ii. Participation in the Plan is contingent on the Employer determining that it wants to extend benefits under the Plan to the Employee; such determination shall be at all times in the sole and absolute discretion of the Employer.

                  iii. The Employee must elect to participate in the Plan as a Participant.

         b. REEMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently reemployed, he or she may become a Participant in the Plan only in accordance the provisions of Section 2.a., above.

3.       CONTRIBUTIONS AND BENEFITS.

         a. CONTRIBUTIONS. Each year, the Employer shall contribute to each Participant's Account the following amounts:

      Participant        Normal Retirement Age   Annual Contribution
      -----------        ---------------------   -------------------
R. Marc Langland                  70                  $ 92,511
Christopher N. Knudson            60                  $ 54,225
Victor P. Mollozzi                60                  $ 45,000

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

         b. INTENT. The funds contributed to the Participant's Account are for the purpose of providing the Participant a source of funds for future retirement. The funds are being set aside not as part of his current or past compensation, but rather as an excess supplemental executive employee retirement benefit to be paid to the Participant at some time in the future as further provided within this Plan.

         c. DEFINED CONTRIBUTION. The contribution of the funds to the Participant's Account are intended to be a defined contribution and not provide a defined benefit.

         d. SUBJECT TO CLAIMS. Until distributed, a Participant's Account shall at all times remain unfunded and unvested, and subject to the general creditors of the Employer.

4.       ALLOCATION OF FUNDS.

         a. ADJUSTMENTS: The total of the Participant's Account will be adjusted from time to time to reflect (i) distributions; (ii) the performance of the investments; and, (iii) credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, from the designated investments, if any.

         b. SEPARATE PARTICIPANT ACCOUNT. The Employer shall establish and maintain a separate Participant Account for each Participant.

         c. DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by the Plan, the Employer or applicable law, the Participant may direct the Employer in writing as to how the funds held in the Participant's Account are to be invested from time to time. When such written directions are given, the Employer may invest the funds accordingly, but is not so required.

5. DISTRIBUTION OF BENEFITS. The Participant's Account shall at all times remain unfunded and unvested (i.e., subject to the claims of the Employer's general creditors) until the occurrence of such condition specifically provided below, and each of which shall be construed as a condition precedent to any distribution being required under the terms of this Plan.

         a. RETIREMENT OF EMPLOYEE. Unless otherwise agreed to in writing by the Employer and the Participant, the entire remaining balance of that Participant's Account shall be distributed to the Participant (or his designated Beneficiary) upon the occurrence of both of the following: (i) the Employee's written notice of retirement or termination of employment; and, (ii) the Employee attaining the Normal Age of Retirement. At the election of the Participant, in lieu of receiving the remaining balance of the Participant's Account, the Participant may request a distribution in-kind of the assets held by the Employer in the Participant's Account.

         b. DISABILITY OF THE PARTICIPANT. Unless otherwise agreed to in writing by the Employer and the Participant, if the Employee become permanently (partial or full) disabled in such a manner that the Employer determines in its sole and absolute discretion that Participant can no longer fulfill his obligations of employment to the Employer, then the Employer may distribute from the Participant's Account, at its discretion, such amounts as it deems necessary and appropriate.

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         c.       DISTRIBUTIONS ON DEATH. Upon the death of the Participant, the following death benefit shall be paid by the Employer to the Participant's Beneficiary(-ies) from the Participant's Account or from the general funds of the Employer:

      Participant         Death Benefit
      -----------         -------------
R. Marc Langland            $ 500,000
Christopher N. Knudson      $ 630,000
Victor P. Mollozzi          $ 500,000

d.                HARDSHIP DISTRIBUTIONS.

                  i. In the event of a Financial Hardship of the Participant, the Participant may apply in writing to the Employer for the distribution of all or any part of the Participant's Account. The Participant shall set forth the hardship.

                  ii. The Employer shall consider the circumstances of the request and the best interests of the Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution.

                  iii. Upon a finding of Financial Hardship, the Employer shall make the appropriate distribution to the Participant from the Participant's Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and that it is not reasonable available from other resources of the Participant.

                  iv. A hardship distribution shall be made only with the written consent of the Employer's board of director's compensation committee.

         e. ACQUISITION OF NORTHRIM. Unless otherwise agreed to in writing by the Employer and the Participant, if there is a change in the control of the Employer, then the entire remaining balance of that Participant's Account shall be distributed to the Participant. For purposes of this Section, a "change of control" shall occur when any person or entity obtains ownership or voting power with respect to greater than fifty percent (50%) of the aggregate value or voting power, as applicable, of the Employer's capital stock.

         f. METHOD OF PAYMENT. Unless otherwise agreed to in writing by the Employer and the Participant, all distributions from the Participant's Account shall be made in cash or by a transfer of funds from the Employer to or for the benefit of the Participant, as so directed by the Participant. Any payment due hereunder that is not paid out of the Participant's Account shall be by the Employer from its general assets.

         g. TERMINATION. After all funds held in the Participant Account have been distributed pursuant to the above, the interest of the Participant in the Plan shall terminate.

         h. INCOME TAXES ON DISTRIBUTIONS. The Participant shall be solely responsible for the payment of all applicable federal and state income related taxes on amounts distributed to him. At the election of the Participant, the taxes maybe withheld by the Employer at the time of distribution.

6. BENEFICIARIES; EMPLOYEE DATA. The Participant may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan

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         upon or after the Participant's death, and such designation may be changed from time to time by the Participant filing a new designation. Each designation will revoke all prior designations by the Employee, and shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Employee's lifetime. The written designation may take a form similar to attached Exhibit "A".

         a. In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Employee, the Employer shall pay any such benefit payment to the Employee's spouse, if then living, but otherwise to the Employee's then living issue, if any, per stirpes, but, if none, then to the Employee's estate.

         b. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively on information supplied by the Employee's personal representative or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Employee's estate or may take such other action as the Employer deems to be appropriate.

7.       ADMINISTRATION.

         a. ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer board of director's compensation committee shall have the sole responsibility for and the sole control of the operation and administration of this Plan and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

                  i. Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of the Employee and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

                  ii. Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                  iii. The Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

         b.                PAYMENT OF FEES, EXPENSES AND TAXES.

                  i. All income taxes generated from a distribution to the Employee (or Beneficiaries), shall be paid either out of the Participant's Account or directly by the Employee-Participant. All income taxes generated as a result of accumulated but not distributed income, if any, shall be paid by the Employer out of its own funds.

                  ii. All other expenses incurred in the administration and operation of the Plan shall be paid by the Employer out of its own funds.

         c. CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a Claimant) shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the claimant:

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

                  i. The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based; and,

                  ii. A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary.

8.       AMENDMENT.

         a. RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided however, that no such amendment shall deprive a Participant or a Beneficiary of a right provided under the terms of this Plan or the Participant's Account.

         b. AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the above, the Plan may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a top-hat plan of deferred compensation maintained for a single member of management or highly compensated employee as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Employee or a Beneficiary hereunder.

9.       MISCELLANEOUS.

         a. LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan or any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any other employee or any other person any legal or equitable right against the Employer or any officer thereof, except as provided by law or by any specific Plan provision. The Employer does not in any way guarantee any Employee's Account from loss, depreciation or decline in value, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, any employee, officer, or director of the Employer, be liable to any person on account of any claim arising by reason of the Plan or of any instrument or instruments implementing its provisions, or for the failure of the Employee, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

         b. CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Alaska shall govern control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Employee the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

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                  i.       The Plan is intended to be and at all times shall be
                           interpreted and administered so as to qualify as an unfunded non-qualified deferred compensation plan, and no provision of the Plan shall be interpreted so as to give the Employee-Participant any right in any assets held pursuant to this Plan which right is greater than the rights of a general unsecured creditor of the Employer.

         c. SPENDTHRIFT PROVISION. No amount payable to the Employee or a Beneficiary under the Plan will, except as otherwise specifically provided by law, shall be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, the withholding of taxes from Plan benefit payments; the recovery under the Plan of overpayments of benefits previously made to a Employee or Beneficiary; if applicable, the transfer of benefit rights from the Plan to another plan, or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                  i. In the event that any Employee's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Employee's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

Now therefore, this Plan is adopted this 27th day of December, 2002.

WITNESS                             NORTHRIM BANK

/s/ Gerri D. Tokar-Hines                By:  /s/ Ron Davis
--------------------------------             -----------------------------------
Print Name: Gerri D. Tokar-Hines

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